VISHAY PRECISION GROUP, INC.
RESTRICTED STOCK UNIT AGREEMENT
FOR OFFICERS AND EMPLOYEES

Pursuant to
The Vishay Precision Group, Inc.
2010 Stock Incentive Program

     THIS AGREEMENT is made and entered into by and between Vishay Precision Group, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”) and ____________________ (hereinafter referred to as “Grantee”).

     This Agreement is made pursuant to the Vishay Precision Group, Inc. 2010 Stock Incentive Program (the “Program”), a copy of which is attached hereto and made part of this Agreement.

     The Compensation Committee (“Committee”) of the Board of Directors of the Company has approved the grant of restricted stock units to the Grantee under the Program, to provide the Grantee with an opportunity (i) to own shares of Common Stock (as defined in the Program), (ii) to participate in the shareholder value of the Company, and (iii) to have a mutuality of interest with other shareholders of the Company. The Grantee is now an employee of the Company, and the Company desires to have the Grantee remain as an employee and to afford the Grantee the opportunity to acquire or enlarge stock ownership in the Company, so that the Grantee may have a direct proprietary interest in the Company’s success.

     In consideration of the foregoing and of the mutual covenants and agreements set forth below, and intending to be legally bound hereby, the Company and the Grantee mutually promise and agree as follows:

     1. Grant of Restricted Stock Units. Effective [_______] (the “Grant Date”) and subject to the terms and conditions set forth herein and in the Program, the Company hereby awards to the Grantee [_______] restricted stock units on the terms and conditions set forth herein (the “Units”). Each Unit, once vested, represents an unfunded, unsecured right of the Grantee to receive one share of Common Stock (each a “Share”). The Units will become vested, and Shares will be issued in respect of vested Units, as set forth in this Agreement. The terms of the Program are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Program.

     2. Vesting of Units.

          (a) Vesting Based on Continued Service. [_______] of the Units shall become vested on [_______], provided that the Grantee remains continuously employed by the Company or a Subsidiary through such date. [Insert additional vesting provisions as applicable.]

          (b) Accelerated Vesting. [Insert any accelerated vesting provisions.]

          (c) Unvested Units Forfeited Upon Cessation of Service. Upon any cessation of the Grantee’s service with the Company (other than a cessation as described above in Section 2(b)): (i) any Unit that has not yet vested on or prior to the date of such cessation will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee will have no further rights with respect thereto.

     3. Timing of Issuance.

          (a) Upon the vesting of the Units pursuant to Section 2 hereof, one Share shall be issuable for each Unit that vests, subject to the terms and provisions of the Program and this Agreement. Thereafter, upon the Grantee’s satisfaction of any required tax withholding obligations, the Company shall issue to the Grantee Shares underlying any vested Units as soon as practicable (but in no event later than 2½ months after the date such Unit becomes vested pursuant to Section 2 hereof). The Company will cause the Shares to be issued in the Grantee’s name in uncertificated form. At such time as any Units become vested, the Company will adjust its ownership records so as to remove any legends and stop-transfer orders with respect to the Shares underlying such vested Units, and the Company will cause a statement of ownership with respect to the Shares underlying such vested Units to be issued and delivered to the Grantee (provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to the Shares underlying such vested Units).

          (b) Upon each transfer of Shares in accordance with this Section 3, the Company shall have satisfied its obligation with respect to the number of Units equal to the number of Shares issued to the Grantee pursuant thereto (and, the number of Shares (if any) the issuance of which was withheld in satisfaction of applicable tax withholding requirements), taking into account any adjustment pursuant to Section 5 hereof, and the Grantee shall have no further rights to claim any additional Shares in respect thereof.

          (c) The Company shall have a right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the issuance of any Shares. The Grantee may satisfy the applicable withholding tax obligations by paying the amount of any taxes in cash, or, to the extent permitted by the Committee, Shares or other securities may be delivered to the Company or deducted from the number of Shares to be issued to the Grantee pursuant to this Agreement to satisfy the obligation in full or in part as long as such withholding of Shares does not violate any applicable laws, rules, or regulations of federal, state, or local authorities (including Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, if applicable). The Grantee shall make such payment or arrangement no later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes with respect to any Shares. The obligations of the Company under the Program are conditioned on such payment or arrangement and the Company, to the extent permitted by law, has the right to deduct any such taxes from any distribution of any kind otherwise due to the Grantee.

     4. Rights as a Stockholder. The Grantee shall have no rights as a shareholder of the Company with respect to any Shares issuable in respect of the Units (including, without limitation, voting and dividend rights) until the issuance of such Shares. Once Shares are issued to the Grantee, any shareholder agreements that apply to the Shares shall be binding on the Grantee. The award of the Units to the Grantee shall not be deemed to confer upon the Grantee any rights to continue in the employ of the Company.

     5. Changes in Capitalization.

          (a) The grant of the Units pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (b) Except as expressly provided in this Section 5, the Grantee shall not have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Section 5, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number of Units, and the number of Shares issuable in respect of those Units.

          (c) If any fractional share would result from any such adjustment hereunder, the Company shall not issue such fractional share, but shall round up any portion of a share to the nearest whole number.

     6. Compliance with Securities Laws.

     Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue and/or delivery of Shares to the Grantee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or the Grantee to take any action in connection with the Shares then to be issued and/or delivered, the issue and/or delivery of the Shares shall be deferred until the action shall have been taken; however, the Company shall have no liability whatsoever as a result of the non-issuance of the Shares.

     Any statement of ownership reflecting ownership of the Shares by the Grantee may be stamped with a legend or legends to make appropriate reference to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which shares of Common Stock are then listed, and any applicable Federal or state securities law. The Committee may require the Grantee to furnish to the Company, prior to the issuance and/or delivery of any Shares hereunder, an agreement in which the Grantee represents that the Shares are being acquired for investment and not with a view to the sale or distribution thereof, in order to comply with the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which shares of Common Stock are then listed, and any applicable federal or state securities law. The Company may also require as a condition of the issuance and/or delivery of the Shares, that the Grantee make such other covenants, agreements, or representations.

     7. Tax Consequences. The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

     8. The Program. This Agreement is subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Program, a copy of which has been provided to the Grantee. Pursuant to the Program, the Committee is authorized to adopt rules and regulations not inconsistent with the Program as it shall deem appropriate and proper. All questions of interpretation and application of the Program shall be determined by the Committee and any such determination shall be final, binding and conclusive. In the event of any conflict between the terms of this Agreement and the terms of the Program, the terms of the Program shall control.

     9. Governing Law. This Agreement shall be construed by and enforced in accordance with, and governed by the laws of, the State of Delaware.

     10. Notice. Every notice or other communication which either the Company or the Grantee may be required or permitted to give to the other relating to the Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party. Unless and until some other address is so designated, all notices or communications by the Grantee to the Company shall be mailed to Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355, Attention: Chief Financial Officer. All notices by the Company to the Grantee may be delivered to the Grantee personally or may be mailed to the Grantee at the address shown on the records of the Company.

     11. Consent to Electronic Delivery. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Program and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

     12. Successors. This agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties. Any successors of this Agreement shall be entitled to all of the rights of and obligated to abide by all provisions of any shareholder agreements that apply to the Shares held by such successors.

     13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reasons be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision or portion thereof had never been contained herein.

     14. Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties hereto and supersedes and replaces any prior Agreements between the Company and the Grantee on the matters addressed herein.

     15. Transferability. The Grantee may not transfer, sell, assign or otherwise dispose of the Units. Any attempted transfer, sale, assignment or other disposition of the Units contrary to the provisions of this Section shall be null and void.

     16. Amendment. Subject to the provisions of the Program, this Agreement may only be amended by a writing signed by each of the parties hereto.

     17. Execution in Counterparts. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the _____ day of ____________________, _________.

VISHAY PRECISION GROUP, INC.

By:

Name:

Title:

GRANTEE:

Signature

Print Name

SCHEDULE A

Certain Defined Terms

[Included as applicable and revised as applicable]

(1) “Cause” means any of the following:

     (A) Grantee’s conviction of a felony or any other crime involving moral turpitude (whether or not involving the Company and/or any of its subsidiaries);

     (B) any act or failure to act by Grantee involving dishonesty, fraud, misrepresentation, theft or embezzlement of assets from the Company and/or any of its subsidiaries; or

     (C) Grantee’s (i) willful and repeated failure to substantially perform his duties under any employment agreement by and between the Company and the Grantee (other than as a result of total or partial incapacity due to physical or mental illness or injury) or (ii) willful and repeated failure to substantially comply with any policy of the Company applicable to Grantee; provided, however, that “Cause” shall not exist pursuant to this clause (C) unless Grantee fails to cure such failure to perform or comply within twenty (20) days after written notice thereof from the Company.

(2) “Good Reason” means, without Grantee’s express written consent, the occurrence of any of the following events:

     (A) any material and adverse change in Grantee’s titles, offices, duties or responsibilities (including reporting responsibilities) with respect to the Company from those set forth in any employment agreement by and between the Company and the Grantee;

     (B) a reduction in Grantee’s annual base salary;

     (C) relocation of Grantee’s principal place of performance to a location more than 50 kilometers from [Malvern, Pennsylvania / Wendell, North Carolina]; or

     (D) any other material breach by the Company of any employment agreement by and between the Company and the Grantee.

          Notwithstanding the foregoing, in order for an event or circumstance to constitute “Good Reason,” (i) Grantee must provide the Company with a notice of termination, describing the event or circumstance giving rise to Good Reason within 45 days after it has occurred, (ii) the Company shall have 45 days after receipt of such notice to cure the event or circumstance giving rise to Good Reason and (iii) if the Company fails to cure the event or circumstance giving rise to Good Reason, then Grantee shall have the right to resign for Good Reason during the ninety (90) day period commencing immediately after the last day of the 45 day cure period.

(3) “Disability” means (i) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as a result of which Grantee is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.